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                 DEFERRED COMPENSATION AGREEMENT

          This Agreement is entered into as of the 3rd day of April, 1995, by and between Valley National Gases, Inc., a West Virginia corporation having its principal office at 67 - 43rd Street, Wheeling, West Virginia 26003 ("VALLEY"), and John Bushwack of 2920 Seminary Drive, Greensburg, Pennsylvania 15601 ("EMPLOYEE").

                      W I T N E S S E T H:

          Whereas, the Employee is employed by Valley in the capacity of Executive Vice President;

          Whereas, Valley is motivated to retain the valuable services and business counsel of Employee and to induce Employee to remain in his executive capacity with Valley;

          Whereas, Valley wishes to retain Employee in order to prevent the substantial financial loss which Valley would incur if Employee were to leave and were to enter the employment of a competitor;

          Whereas, Employee is considered a highly compensated
Employee and member of a select senior management group of Valley;

          Whereas, Employee is willing to continue in the employment of Valley, provided Valley will agree to provide an additional fringe benefit in the form of deferred compensation in accordance with and upon the terms and conditions set forth in this Agreement; and,


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          Now, therefore, Employee and Valley agree as follows:

     1.   Deferred Compensation Plan.
          --------------------------

          (a) There is established by Valley for the benefit of Employee in accordance with the terms and conditions of this Agreement, a non-qualified Deferred Compensation Plan ("PLAN").

          (b) Valley awards Employee a deferred compensation unit ("UNIT"). Employee's Unit has a value ("UNIT VALUE") which is equivalent to one half of one percent (0.5%) of the Valley Value as hereinafter defined in paragraph 2 [Valley Value multiplied by
0.005 equals the Unit Value].

          (c) Employee shall have a deferred compensation account ("ACCOUNT"). The Account shall be credited with a per dollar amount equal to the Unit Value, as adjusted and affixed annually, pursuant to the Plan under this Agreement ("ACCOUNT BALANCE"). The Account shall be credited with an initial Account Balance of One Hundred Thirty-eight Thousand Eight Hundred Seventy-four Dollars ($138,874.00), being the initial Unit Value.

          (d) As long as the Plan is in effect, annually as of the close of Valley's fiscal year, Employee's Account Balance will be adjusted to reflect the then current Unit Value. The Account Balance will thereupon be affixed at the adjusted per dollar equivalent of the Unit Value. Depending upon the Valley Value at any annual Unit Value adjustment date, the Account Balance may increase or decrease.

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     2.   Valley Value.  Annually, as of Valley's fiscal year, the
          ------------
value of Valley ("VALLEY VALUE") for the purposes of agreement will be determined and affixed as follows:

          (a) In the absence of any contingent event set forth hereinafter in subparagraphs (b), (c), or (d) of this paragraph 2, the Valley Value for the purposes of this Agreement will be adjusted and affixed as follows:

               (i) The net income of Valley shall be adjusted to reflect Valley's earnings before interest, income taxes, depreciation and amortization ("EBITDA"). EBITDA shall be determined by adding to Valley's net income as reported in Valley's financial statements, all interest, income taxes, depreciation, amortization and the excess, if any, by which the compensation (per W-2 form) of Gary E. West, Valley's Shareholder and Chairman of the Board ("WEST"), exceeds 130% of the compensation (per W-2) of the next highest paid Employee of Valley, and making any adjustment necessary to compensate for diminished revenue or higher cost resulting from current or prior sale, distribution or transfer of operating assets to shareholders (see Example set forth on Exhibit "A" attached hereto and incorporated herein by reference); and,

               (ii) EBITDA determined above will be multiplied by a factor of six (6); and,

               (iii)  The total of the interest-bearing debt,
excluding debt incurred to finance transactions with Employees or Shareholders, as reported in the financial statements of Valley

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shall be subtracted from the amount determined in subparagraph (ii)
above.  The result shall be the Valley Value.

          (b) If West, his successors or assigns, enters into an agreement to sell the stock of Valley through a private placement ("PRIVATE PLACEMENT"), the Valley Value shall be determined by multiplying the Private Placement selling price of one hundred percent (100%) of the Valley stock shares, as set forth in the agreement for sale of West's shares less sales expenses. If less than one hundred percent (100%) of the shares are sold, the selling price of the shares sold shall be applied pro rata to determine the Private Placement selling price of one hundred percent (100%) of the shares.

          (c) If Valley, West, his successors or assigns, should offer shares of stock to the public ("PUBLIC PLACEMENT"), the Valley Value shall be determined based on the market price per share at the time of the initial offering less the pro rata costs of issuance. After Public Placement, the Valley Value adjusted annually as of the close of the fiscal year shall be equal to the closing stock price of one (1) share of Valley stock as of the end of Valley's fiscal year multiplied by the total number of Valley shares issued.

          (d) If West, his successors or assigns, enters into an agreement to sell substantially all of the assets of Valley ("SUBSTANTIAL ASSET SALE"), the Valley Value shall be determined by adjusting the net worth of Valley's balance sheet as of the date of the execution of such agreement by adding the excess, if any, of

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the sales price of the assets to be sold over the net book value of those assets; subtracting all liabilities, including those incurred or to be incurred in consummating the sale and/or liquidating
Valley including income taxes on gains, attorney, accounting and other fees. The sales price for the purposes of this Substantial Asset Sale provision shall also include all related sale transaction consideration including, but not limited to, Non-Competition Agreement payments, Consultation Agreement payments and the like; provided, however, such sales price shall not include reasonable salary or compensation to be paid West, his successors or assigns, commensurate with future services required to be performed under an Employment or Consultation Agreement. The resulting proforma net worth shall be the Valley Value.

     3.   Vesting of Employee's Interest in Account.
          -----------------------------------------

          (a) Vesting of Employee's interest in the Account shall occur based upon years of participation by Employee in the Plan. The date of this Agreement shall be the beginning date for the calculation of vesting. The vesting schedule shall be as follows:

          Years of Participation             Percentage of Vesting
          ----------------------             ---------------------
                   0-10                               0%
                    11                                20%
                    12                                40%
                    13                                60%
                    14                                80%
                    15                               100%

          (b) Employee's vested interest in the Account balance under the Plan shall be accelerated to one hundred percent (100%)

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vested interest, upon the occurrence of any of the following events:

               (i)   Private Placement.

               (ii)  Public Placement.

               (iii) Substantial Asset Sale.

               (iv)  Employee becomes permanently disabled.

               (v)   Employee dies.

               (vi) Employee retires from Valley after reaching normal retirement age as defined in Valley's qualified retirement plan.

               (vii) Termination of the Plan.

     4.   Payment of Deferred Compensation Account Balance.
          ------------------------------------------------

          (a) Employee shall be entitled to payment of the deferred compensation Account Balance of Employee's Account
("PAYMENT") only in accordance with Employee's vested interest and only upon the occurrence of any of the following events:

               (i)   Termination of Plan.

               (ii)  Termination of Employee's employment with Valley.

               (iii) Private Placement.

               (iv)  Substantial Asset Sale.

          (b) In the event Employee's employment with Valley is terminated, the amount of Payment to which Employee is entitled under the terms of the Plan shall be reduced if:

               (i)  Employee's termination is initiated by
Employee.  In this event, Employee's vested Account interest and

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right to Payment under the Plan shall be reduced by fifty percent
(50%), unless, however, the combination of the number of the Employee's years of service with Valley as defined in Valley's qualified retirement plans added to the numerical equivalent of Employee's age at date of termination equals 80 or above.

               (ii) Employee's employment is terminated by Valley "for cause". In this event, any vested Account interest shall be reduced to zero percent (0%), and Employee shall forfeit right to Payment under the Plan. The term "for cause" as defined in this Plan shall mean: gross negligence; dishonesty; conviction of plea or nolo contendere in a felony case; defalcation; intoxication on the job; and/or drug addiction.

          (c) In the event of Employee's death, permanent disability, retirement at normal retirement age as set forth in Valley's qualified retirement plans, or termination of employment based upon Valley's initiative for any reason other than "for cause" as defined hereinabove, Employee shall be entitled to Payment equal to the entire vested amount of Employee's Account Balance.

          (d) Valley shall make any Payment due Employee under the Plan within thirty (30) days after the occurrence of an event entitling Employee to Payment. Notwithstanding, in the event of Employee's death Valley shall make the payment to which Employee is entitled to Employee's personal representative for Employee's estate.

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          (e)  Payment to Employee shall be in cash in an amount
equal to the value of the Account Balance; provided, however, in the event of a Public Placement, Valley shall have the right and option to make Payment to Employee in publicly traded shares of Valley with an aggregate stock value as of the Payment date equal to the value of the Account Balance.

     5.   Valley's Right to Terminate, Amend or Modify the Deferred
          ---------------------------------------------------------
Compensation Plan.  At any time, Valley may unilaterally terminate,
-----------------
amend or modify the Plan. Unilateral, amendment or modification of the Plan hereunder shall constitute termination of the Plan.

     6.   Mutual Amendment or Modification.
          --------------------------------

          (a) During the term of this Agreement, the Agreement and Plan may be amended, modified or revoked at any time, in whole or in part, by the express mutual written agreement of Valley and Employee.

          (b) Valley and Employee acknowledge that in the event of Public Placement, amendment and modification of the Plan under this Agreement may be required; and in such event, Valley and Employee agree to consent to all such amendments and modifications necessary to convert the Plan to a stock plan in accordance with requirements of the Public Placement; provided, however, no amendment or modification shall cause Employee to be deemed to be in constructive receipt of any income or property of value or otherwise be subject immediately tax liability, no amendment or modification shall cause Employee's vested interest in the Account Balance and the value of the Account Balance to be reduced as a

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result thereof, and no amendment or modification shall cause any stock plan to be substantially at variance to the substantive terms and conditions of the Plan, and in any such event, such amendment and modification shall constitute termination of the Plan.

     7.   Plan to Be Unfunded and Unsecured.  Valley's obligation
          ---------------------------------
with respect to the Plan under this Agreement shall be an unfunded and unsecured promise to pay. Valley shall not be obligated under any circumstances to fund its obligation under this Agreement and all payments of deferred compensation by Valley to Employee under the terms and conditions of this Agreement will be made from the general assets of Valley.

     8.   No Employment Agreement.  This Agreement shall not be
          -----------------------
deemed to create a contract of employment between Valley and Employee and shall create no right in the Employee to continue in Valley's employ for any specific period of time, or to create any other rights in Employee or obligations on the part of Valley, except as are set forth in this Agreement. Nor shall this Agreement restrict the unilateral right of Valley to terminate employment of Employee, with or without cause, or restrict the unilateral right of the Employee to terminate his employment with Valley.

     9.   Independence of Benefits.  The benefits payable under the
          ------------------------
Plan shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any other employment agreements that now exist or may hereafter exist from time to time between Valley and Employee.

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This Agreement between Valley and Employee does not involve a reduction in salary or foregoing of an increase in future salary by Employee. Nor does this Agreement in any way effect or reduce the existing and future compensation and other benefits of the Employees.

     10.  Assignability.  Except insofar as this provision may be
          -------------
contrary to express applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by Valley.

     11.  Arbitration.  All disputes as to administration of the
          -----------
Plan or as to rights of either Valley or Employee under this Agreement which cannot be resolved, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. Expenses of arbitration shall be borne by the non-prevailing party in the arbitration proceeding, unless the selected arbitrator shall determine otherwise. The procedure for arbitration shall be in accordance with the rules of the American Arbitration Association, except that Employee and Valley shall each select one arbitrator, and the two selected arbitrators shall choose a third arbitrator. Should either Valley or Employee fail to select an arbitrator within ten (10) days after arbitration is sought, or if the two arbitrators shall fail to select a third arbitrator within fifteen (15) days after arbitration is sought, the American Arbitration Association shall select the arbitrator.

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     12.  Law Governing.  This Agreement shall be governed by the
          -------------
laws of the State of West Virginia.

     13.  Binding Effect.  This Agreement is solely between Valley
          --------------
and Employee. Further, Employee, personal representative or other persons claiming by or through Employee shall only have recourse against Valley for enforcement of this Agreement. However, this Agreement shall be binding upon not only Valley and Employee, but as well Employee's beneficiaries, heirs, executors and administrators of Employee and upon the successors and assigns of Valley.

          IN WITNESS WHEREOF, Gary E. West, Chairman of the Board, with full authority thereof has executed and delivered this Agreement for and on behalf of Valley National Gases, Inc., and witness the signature, to be effective as of the date and year first above written.

                         VALLEY NATIONAL GASES, INC., a West
                         Virginia corporation


                         By
                           --------------------------------------
                              Its Chairman of the Board





                         ----------------------------------------
                         John Bushwack


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                                                        Exhibit A

                   VALLEY NATIONAL GASES, INC.
                 DEFERRED COMPENSATION AGREEMENT


Following is an example to illustrate the application of the adjustment required by Section 2(a)(ii) of the agreement.

The example assumes that G. West purchases land and a building from the corporation on July 1, 1996 and immediately leases it back to the corporation for a ten year period on a triple net lease for an annual rent of $30,000.00. On the date of sale the remaining book value of the land and building was $100,000.00 and the sale price was $400,000.00.

The adjustments required to EBITDA are as follows:


                                                                  Increase
Fiscal year ending:                                              (Decrease)
------------------                                               ----------
First fiscal year adjustment:
June 30, 1997    deduct the one time gain on the sale           $(300,000.00)
                 add back the annual rent                          30,000.00
                                                                 -----------
                 Net fiscal year adjustment              <F*>    (270,000.00)
                                                                ============
Annual fiscal year adjustments thereafter:
June 30, 1998    add back to the annual rent             <F*>     $30,000.00
June 30, 1999    add back to the annual rent             <F*>      30,000.00
June 30, 2000    add back to the annual rent             <F*>      30,000.00
June 30, 2001    add back to the annual rent             <F*>      30,000.00
June 30, 2002    add back to the annual rent             <F*>      30,000.00
June 30, 2003    add back to the annual rent             <F*>      30,000.00
June 30, 2004    add back to the annual rent             <F*>      30,000.00
June 30, 2005    add back to the annual rent             <F*>      30,000.00
June 30, 2006    add back to the annual rent             <F*>      30,000.00

<F*> Minus the annual interest income generated by proceeds from the sale of the property to West Rental

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